Exhibit 32.1


                Certifications Pursuant to 18 U.S.C. Section 1350
                             as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


The undersigned, the Principal Executive and Financial Officer (President) of GLOBAL BIOTECH CORP. (the "Company"), hereby certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge on the date hereof:

     (a) The Quarterly Report on Form 10-Q SB of the Company for the period ended February 29, 2008, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

     (b) Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: December 24, 2008
                                              /s/      Louis Greco


                                           -------------------------------
                                                   Louis Greco
                                                    President
                                     (Principal Executive and Financial Officer)